Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$16,648,760
Unrealized Gain (Loss) on Market Value of Futures	(21,586,840)
Dividend Income	9,061
Interest Income	165,898
ETF Transaction Fees	7,000
Total Income (Loss)	$(4,756,121)

Expenses
General Partner Management Fees	$279,306
Professional Fees	13,899
Brokerage Commissions	145,720
Non-interested Directors' Fees and Expenses	2,925
Prepaid Insurance Expense	2,240
NYMEX License Fee	6,983
SEC & FINRA Registration Expense	34,286
Total Expenses	$485,359
Net Income (Loss)	$(5,241,480)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/16	$577,647,379
Additions (1,600,000 Shares)	12,996,702
Withdrawals (4,300,000 Shares)	(35,150,859)
Net Income (Loss)	(5,241,480)

Net Asset Value End of Month	$550,251,742
Net Asset Value Per Share (64,066,476 Shares)	$8.59

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612